Exhibit 21.1

Invitrogen Corporation Subsidiaries

All Subsidiaries are 100% owned by Invitrogen Corporation unless otherwise noted.

Asia Pacific

Subsidiary

Australia

Dynal Biotech Pty. Ltd.

Invitrogen Australia Pty Limited

Serum Technologies Australia Pty Ltd.

Hong Kong

Invitrogen Hong Kong Limited

India

Invitrogen BioServices India Private Limited

Israel

Ethrog Biotechnology Ltd.

Japan

Invitrogen Japan K.K.

Nihon Dynal K.K. *(60% ownership)

Mauritius

Invitrogen Mauritius Ltd.

New Zealand

Invitrogen New Zealand Limited

Singapore

Invitrogen Singapore Pte. Ltd.

Taiwan

Invitrogen Taiwan Limited

China

Dynal Biotech (Beijing) Ltd.

Shanghai Invitrogen Biotechnology Co., Ltd.

Invitrogen Trading (Shanghai) Co. Ltd.

Europe

Belgium

Biosource Europe S.A.

Dexter Europe S.A.

N.V. Invitrogen S.A.

Denmark

Invitrogen A/S

England

BioReliance Ltd

BioReliance Biotech Ltd

BioReliance (Glasglow) Ltd

BioReliance UK Holdings Ltd

Dexter Holdings Unlimited

DNA Research Innovations, Ltd.

Dynal Biotech Ltd.

Q-One Biotech Group Ltd

QUIP Technology Ltd

Satron Management Services (Technology) Limited

France

Dynal Biotech S.A.

Invitrogen S.A.R.L.

Germany

Caltag Laboratories GmbH

Invitrogen GmbH

Zytomed GmbH

Italy

Invitrogen S.r.l.

Netherlands

Biosource B.V.

Invitrogen B.V.

Life Technologies B.V.

Molecular Probes Europe B.V.

Norway

Invitrogen Dynal Holdings AS

Invitrogen Dynal AS

Invitrogen Norge AS

Scotland

Invitrogen Europe Limited

Invitrogen Europe Holdings Unlimited

Invitrogen Holdings Ltd

Invitrogen Limited

Spain

Invitrogen S.A.

Sweden

Invitrogen AB

Switzerland

Invitrogen AG

Americas

California

Quantum Dot Corporation

Colorado

Gene Express, Inc. (5% ownership)

Connecticut

Invitrogen Corporation Foundation, Inc. **

Delaware

BioReliance Corporation

BioReliance Biotech, Inc.

Invitrogen Asia Pacific, Inc.

Invitrogen Federal Systems, Inc.

Invitrogen Finance Corporation

Invitrogen Foundation Inc. **

Invitrogen Holdings Inc.

Invitrogen IP Holdings, Inc. (formerly PV Licensing Corporation)

Protometrix, Inc.

Oregon

Molecular Probes, Inc.

Wisconsin

Dynal Biotech LLC

Argentina

Invitrogen Argentina S.A.

Bermuda

Kettlebrook Insurance Company, Ltd. (67% ownership)

Brazil

Invitrogen Brasil Ltda.

Canada

Invitrogen Canada Inc.

Uruguay

Life Technologies Uruguay S.A.

**	These two entities are not technically subsidiaries, as they are both non-profit separate organizations.